Exhibit 21
Pride International, Inc. Subsidiaries as of 12/31/2007

Company Name	Jurisdiction
Andre Maritime Ltd.	Bahamas
C.A. Foravep	Venezuela
Caland Boren B.V.	Netherlands
Compagnie Monegasque de Services Comoser S.A.M.	Monaco
Criwey Corporation S.A.	Uruguay
Drilling Labor Services PTE Ltd.	Singapore
Dupont Maritime Ltd.	Liberia
Durand Maritime SNC	France
Foradel SDN B.H.D.	Malaysia
Forafels Inc.	Panama
Foral S.N.C.	France
Forasol S.N.C.	France
Forasub B.V.	Netherlands
Forinter Limited	Channel Islands
Forwest de Venezuela	Venezuela
Global Offshore Drilling Ltd. (formerly Pride Services Ltd.)	British Virgin Islands
Gulf of Mexico Personnel Services S.R.L de C.V	Mexico
Horwell S.A.S.	France
Inter-Drill Limited	Bahamas
International Technical Services LLC	Delaware
Internationale de Travaux et de Materiel (I.T.M.) S.A.S.	France
Larcom Insurance, Ltd.	Bermuda
Martin Maritime Ltd.	Bahamas
Medfor (L) Ltd.	Malaysia
Medfor S.A.S.	France
Mexico Drilling Limited LLC	Delaware
Mexico Offshore Inc.	Delaware
Mexico Offshore Management S.R.L de C.V	Mexico
Petrodrill Five Limited	British Virgin Islands
Petrodrill Four Limited	British Virgin Islands
Petrodrill Seven Limited	British Virgin Islands
Petrodrill Six Limited	British Virgin Islands
Petroleum International PTE Ltd.	Singapore
Petroleum Supply Company	Delaware
Pride (BVI) Ltd. (formerly Pridemaritima, Ltd.)	British Virgin Islands
Pride Amethyst II Ltd.	British Virgin Islands
Pride Amethyst Ltd.	British Virgin Islands
Pride Arabia Limited	Saudi Arabia
Pride Atyrau L.L.P.	Kazakhstan
Pride Central America, LLC	Delaware
Pride Cyprus Ltd.	Cyprus
Pride de Venezuela C.A.	Venezuela
Pride do Brasil Servicios de Petroleo, Ltda.	Brazil
Pride Drilling, LLC	Delaware
Pride Foramer S.A.S.	France
Pride Forasol Drilling Nigeria Limited	Nigeria
Pride Forasol S.A.S.	France
Pride Forasol SNC	France
Pride Global I Ltd.	British Virgin Islands
Pride Global II Ltd.	British Virgin Islands
Pride Global III Ltd.	British Virgin Islands
Pride Global Ltd.	British Virgin Islands

Pride International, Inc. Subsidiaries as of 12/31/2007

Company Name	Jurisdiction
Pride Internacional de Mexico LLC	Delaware
Pride International Ltd.	British Virgin Islands
Pride International Management Company LP	Texas
Pride International Management GP LLC	Delaware
Pride International Management LP LLC	Delaware
Pride International Personnel, Ltd.	British Virgin Islands
Pride International Services, Inc.	Delaware
Pride Limassol Ltd.	Cyprus
Pride Mexico Holdings, LLC	Delaware
Pride North America LLC	Delaware
Pride North Sea, Ltd.	British Virgin Islands
Pride Offshore International LLC	Delaware
Pride Offshore, Inc.	Delaware
Pride South Pacific LLC	Delaware
Redfish Holdings S.R.L de C.V	Mexico
Societe Maritime de Services “SOMASER” S.N.C.	France
Sonamer Angola Ltd.	Bahamas
Sonamer Drilling International Limited	Bahamas
Sonamer France S.A.S.	France
Sonamer Jack-Ups Ltd.	Bahamas
Sonamer Limited	Bahamas
Sonamer Perfuracoes Ltd.	Bahamas
Westville Management Corporation	British Virgin Islands